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                                                                  Exhibit 24(d)



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                              POWER OF ATTORNEY
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    KNOW ALL MEN BY THESE PRESENTS, that the undersigned president and chairman of the board of directors of IBM Credit Corporation, a Delaware corporation, which expects to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Laws, an Annual Report on Form 10-K, and Registration Statements for amounts of debentures and notes to be determined by the Board of Directors, hereby appoints the Vice-President, Finance; Secretary; and any Assistant Secretary of said corporation; and each of such officers individually, his attorney-in-fact and agent, for him and in his name, to sign, or cause to be signed electronically, said 10-K and Registration Statements and amendments thereto, and to file them with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power to do any and all acts and things as fully as he might or could do in person. This authorization shall remain in force throughout the period that the undersigned is the president and chairman of the board of directors of IBM Credit Corporation.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of October, 1994.


                                          /s/    James J. Forese
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                                          Name:  James J. Forese
                                          Title: President and Chairman
                                                 of the Board of Directors